UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2019

UNITED AIRLINES HOLDINGS, INC.

UNITED AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
Delaware	001-10323	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

233 S. Wacker Drive, Chicago, IL	60606
233 S. Wacker Drive, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(872) 825-4000

(872) 825-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Registrant	Title of each class	Trading Symbol	Name of each exchange on which registered
United Airlines Holdings, Inc.	Common Stock, $0.01 par value	UAL	The Nasdaq Stock Market LLC
United Airlines, Inc.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On December 6, 2019, United Airlines Holdings, Inc. (the “Company”), the parent company of United Airlines, Inc. (“United”), filed a Current Report on Form 8-K (the “December 8-K”) with the Securities and Exchange Commission (the “SEC”) reporting that, on December 5, 2019, the Company announced the appointment of J. Scott Kirby to the role of Chief Executive Officer (“CEO”) of the Company, effective immediately following the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). The 2020 Annual Meeting was held on May 20, 2020.

On May 12, 2020, the Company filed a Current Report on Form 8-K (the “May 8-K”) with the SEC reporting that, on May 11, 2020, the Company announced the appointment of Brett J. Hart as President of the Company, effective immediately following the 2020 Annual Meeting.

The Company is filing this Amendment No. 1 to the December 8-K and to the May 8-K to disclose changes to the compensation levels of Messrs. Kirby and Hart in connection with their new roles.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2020, in connection with the expanded responsibilities of Mr. Kirby upon his transition to the role of CEO and of Mr. Hart upon his transition to the role of President, the Compensation Committee of the Board of Directors of the Company approved certain compensation changes for both officers. The Compensation Committee approved an annual compensation package for Mr. Kirby with an annual base salary of $1,000,000, a target annual incentive program (“AIP”) opportunity equal to 250% of base salary, and a target long-term incentive (“LTI”) opportunity equal to ten times base salary. With respect to Mr. Hart, the Compensation Committee approved an annual compensation package with an annual base salary of $775,000 (which is unchanged from the annual base salary for Mr. Hart’s prior role), a target AIP opportunity equal to 175% of base salary, and a target LTI opportunity equal to 7.5 times base salary. As described below, these compensation changes largely will not be reflected in 2020 compensation paid to Messrs. Kirby and Hart since Messrs. Kirby and Hart have both waived 100% of their base salaries though the end of 2020, the Company has previously disclosed that it is extremely unlikely that the Company will achieve a payout under the 2020 AIP awards, and the new LTI opportunity is reduced and pro-rated based only on the portion of the year that each executive serves in his new role (as further described in the following paragraph).

Based on these new compensation levels, and consistent with its customary practice, the Compensation Committee approved and granted LTI awards in the amount of $2,285,000 for Mr. Kirby and $1,800,000 for Mr. Hart.  The amounts of these awards reflect the offset of regular awards received earlier in the year and represent the new LTI opportunity for the portion of the year that the officers will serve in their new roles. These May 2020 LTI awards are in the form of time-vested restricted stock units that vest ratably over a three-year period based on continued service, with the first vesting scheduled to occur on February 28, 2021.

As previously disclosed, Messrs. Kirby and Hart have each waived portions of their base salaries in recognition of the impact of the COVID-19 pandemic on the Company’s business and to lead by example. Mr. Kirby waived 100% of his base salary from March 10, 2020 through the end of the year. Beginning on March 16, 2020, Mr. Hart waived 50% of his base salary in his role as the Company’s Executive Vice President and Chief Administrative Officer and, in connection with his transition to the role of President, has waived 100% of his base salary from May 20, 2020 through the end of the year. In addition, as previously disclosed, the Company believes it is extremely unlikely that the Company’s AIP awards will pay out for 2020 because the design of this program requires the Company to have a profit in order to satisfy the minimum annual payment criteria. Additionally, under the design of the AIP, in addition to other Company performance requirements, payments would only be made to Messrs. Kirby and Hart for those years when our frontline employees receive a profit sharing payment. Finally, the role of Executive Vice President and Chief Administrative Officer was not replaced upon Mr. Hart’s transition to the role of President.

As previously disclosed, on April 20, 2020, United entered into a Payroll Support Program Agreement (the "PSP Agreement") with the U.S. Treasury Department providing the Company with total funding of approximately $5.0 billion pursuant to the Payroll Support Program under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). Under the PSP Agreement, the Company and its business are subject to certain restrictions, including, but not limited to, certain limitations on executive compensation. Although the new compensation levels for Messrs. Kirby and Hart were set with reference to market practices of an industry peer group, the Company acknowledges that as a result of the PSP Agreement limitations on executive compensation, Messrs. Kirby and Hart may not realize the full value of their respective compensation packages during any period in which those limitations apply. The Company will continue to monitor and administer its executive compensation programs to be in compliance with the PSP Agreement limitations.

The new base salary and total compensation levels approved by the Compensation Committee for Mr. Kirby for his service as the Company’s CEO are lower than the base salary and total compensation levels for Oscar Munoz, who served as the Company’s CEO immediately prior to Mr. Kirby’s appointment. In addition, the base salary and total compensation levels approved by the Compensation Committee for Mr. Hart for his service as the Company’s President are lower than the base salary and total compensation levels for Mr. Kirby for his service in the role of President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AIRLINES HOLDINGS, INC. UNITED AIRLINES, INC.

	By:	/s/ Jennifer L. Kraft
	Name:	Jennifer L. Kraft
	Title:	Vice President and Secretary

Date: May 22, 2020